       As filed with the Securities and Exchange Commission on January 29, 1998
                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 SYNOPSYS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       56-1546236
  --------------------                           -------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation)

                            700 East Middlefield Road
                          Mountain View, CA 94043-4033
          (Address, including zip code, of principal executive offices)

                             ----------------------

                        INDIVIDUAL OPTIONS GRANTED UNDER
         THE VIEWLOGIC SYSTEMS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)
                             ----------------------

                                 AART J. DE GEUS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 East Middlefield Road
                          Mountain View, CA 94043-4033
                     (Name and address of agent for service)
                                 (650) 962-5000
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                            THOMAS C. DEFILIPPS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

     This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================


                                                                  Proposed Maximum     Proposed Maximum
Title of Securities to be                                        Offering Price Per   Aggregate offering  Amount of Registration
       Registered(1)                    Amount to be Registered         Share              Price                 Fee(2)
-------------------------               -----------------------  ------------------  -------------------  ----------------------
Viewlogic Systems, Inc. 1996 Employee Stock Purchase Plan
---------------------------------------------------------
  Common Stock
  Par Value $0.01                              88,178                  $19.2302         $1,695,680.58            $513.84



            Total                              88,178                                   $1,695,680.58            $513.84
                                               ------                                   -------------            -------

----------
(1) The securities to be registered are shares of Common Stock, par value $0.01, of the registrant issuable under the specified employee benefit plan, which has been assumed by the registrant.

(2) Calculated pursuant to Section 6(b) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            Synopsys, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 000-19807) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above.

            (c) The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form 8-A (File No. 019807) filed January 24, 1992 pursuant to Section 12(g) of the Exchange Act and any amendments or reports thereto filed with the Securities and Exchange Commission for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

            The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General

Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                               Description
------                               -----------

  4.1        Preferred Shares Rights Agreement dated October 24, 1997 (3)

  4.3        Specimen Common Stock Certificate (1)

  5.1        Opinion of Counsel as to legality of securities being registered

 10.10       1996 Employee Stock Purchase Plan (2)

 23.1        Consent of Counsel (contained in Exhibit 5.1)

 23.2        Consent of KPMG Peat Marwick LLP

 23.3        Consent of Deloitte & Touche LLP

 24.1        Power of Attorney (see Page II-5)

----------
     (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

     (2) Incorporated by reference to the Viewlogic Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.

     (3) Incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-19807) as filed with the Securities and Exchange Commission on October 31, 1997.

ITEM 9.  UNDERTAKINGS

            (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 29, 1998.

                                              SYNOPSYS, INC.


                                              By: /s/ Aart J. de Geus
                                                  ------------------------------
                                                  Aart J. de Geus
                                                  President, Chief Executive
                                                  Officer, and Director

                                POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and David Sugishita, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


       Signature                     Title                            Date
       ---------                     -----                            ----
/s/ Aart J. de Gues          President, Chief Executive        January 29, 1998
---------------------------  Officer, and Director
Aart J. de Geus              (Principle Executive Officer)

/s/ Harvey C. Jones, Jr.     Chairman of the Board of          January 29, 1998
---------------------------  Directors
Harvey C. Jones, Jr.

/s/ William W. Lattin        Executive Vice President and      January 29, 1998
---------------------------  Director
William W. Lattin

/s/ David Sugishita          Senior Vice President, Finance    January 29, 1998
---------------------------  and Operations, and Chief
David Sugishita              Financial Officer (Principal
                             Financial and Accounting
                             Officer)

/s/ Sang Wang                Director                          January 29, 1998
---------------------------
Sang Wang

/s/ Deborah A. Coleman       Director                          January 29, 1998
---------------------------
Deborah A. Coleman

/s/ A. Richard Newton        Director                          January 29, 1998
---------------------------
A. Richard Newton

/s/ Steven C. Walske         Director                          January 29, 1998
---------------------------
Steven C. Walske

                                 SYNOPSYS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                               Description
------                               -----------

  4.1        Preferred Shares Rights Agreement dated October 24, 1997 (3)

  4.3        Specimen Common Stock Certificate (1)

  5.1        Opinion of Counsel as to legality of securities being registered

 10.10       1996 Employee Stock Purchase Plan (2)

 23.1        Consent of Counsel (contained in Exhibit 5.1)

 23.2        Consent of KPMG Peat Marwick LLP

 23.3        Consent of Deloitte & Touche LLP

 24.1        Power of Attorney (see Page II-5)


----------
     (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

     (2) Incorporated by reference to the Viewlogic Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.

     (3) Incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-19807) as filed with the Securities and Exchange Commission on October 31, 1997.